UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2018

THE MIDDLEBY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9973	36-3352497
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1400 Toastmaster Drive, Elgin, Illinois	60120
(Address of Principal Executive Offices)	(Zip Code)

(847) 741-3300

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

On May 18, 2018, The Middleby Corporation (the “Company”) and Middleby Marshall Inc., a direct wholly owned subsidiary of the Company (“Purchaser”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with United Technologies Corporation, a Delaware corporation (“UTC”), Carrier Corporation, a Delaware corporation and a wholly owned subsidiary of UTC (“Parent”), and Carrier Asia Limited, a company limited by shares registered in Hong Kong and a wholly owned subsidiary of UTC (together with Parent, “Sellers”), pursuant to which the Company, through Purchaser and other affiliates, will acquire the Taylor Company business from Sellers for $1 billion in cash, subject to certain adjustments set forth in the Stock Purchase Agreement.

Subject to the terms and conditions contained in the Stock Purchase Agreement, Purchaser and its affiliates will acquire all of the issued and outstanding equity interests in certain entities wholly owned by Sellers and will acquire certain other assets and assume certain liabilities, which collectively comprise Taylor Company.  The Stock Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions.

Consummation of the transaction is subject to customary closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The transaction is expected to close early in the third quarter of 2018.

At the closing, Purchaser and UTC will enter into a transition services agreement pursuant to which UTC will provide transitional services to Purchaser.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Cautionary Statements

The Stock Purchase Agreement has been filed as an exhibit to this Current Report on Form 8-K to provide information regarding the terms of the agreement and is not intended to provide any other factual information about the parties thereto.  The representations, warranties and covenants contained in the Stock Purchase Agreement were made solely for the purposes of the Stock Purchase Agreement and the benefit of the parties to the Stock Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties. Certain of the representations and warranties have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts.  Investors are not third-party beneficiaries under the Stock Purchase Agreement. In addition, the representations and warranties contained in the Stock Purchase Agreement (i) are qualified by information in a confidential disclosure schedule that the parties have exchanged, (ii) were made only as of the date of such agreement or a prior, specified date, and (iii) in some cases are subject to qualifications with respect to materiality, knowledge and/or other matters, including standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of the Company or UTC or any of their respective subsidiaries or affiliates.

Forward-Looking Statements

Statements made in this Current Report on Form 8-K, including the information incorporated by reference herein, which are not historical fact, including with respect to the anticipated timing, completion and effects of the proposed transaction, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company cautions investors that such forward-looking statements involve known and unknown risks, uncertainties and other factors, including, but not limited to, the ability of the parties to successfully consummate the proposed transaction, including the receipt of required regulatory approvals and the satisfaction of other conditions to closing, and other risks detailed herein and from time-to-time in the Company’s SEC filings, that may cause actual results to be materially different from any anticipated results expressed or implied by these forward-looking statements. The Company disclaims any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

Exhibit 2.1	Stock Purchase Agreement by and among The Middleby Corporation, Middleby Marshall Inc., United Technologies Corporation, Carrier Corporation, and Carrier Asia Limited, dated May 18, 2018.*

*  Schedules and exhibits have been omitted pursuant to Section 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2018	THE MIDDLEBY CORPORATION

	By:	/s/ Timothy J. FitzGerald
Timothy J. FitzGerald
Vice President and
Chief Financial Officer